EXHIBIT 99.1

CONSENT OF DIRECTOR NOMINEE

I hereby consent to being named as a nominee to the Board of Directors of Dais Analytic Corporation, a New York corporation, in its Registration Statement on Form S-1 to be filed with the Securities and Exchange Commission on or about February 8, 2012.

February 8, 2012

By:	/s/ Peter Termyn
Peter Termyn